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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of BancWest Corporation (formerly First Hawaiian, Inc.), to be filed on or about April 14, 1999, of our report dated January 21, 1999, appearing on page 50 of BancWest Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                                          /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
April 14, 1999